Exhibit 10.3

March 3, 2004 Via Hand Delivery

Dr. H. Reg. McDaniel

RE:	First Amendment to the Confidentiality and Non-Compete Agreement dated February 1, 2004

Dear Dr. Reg,

We have been requested by our auditors to confirm our mutual understanding regarding the term of your Confidentiality and Non-Compete Agreement dated February 1,2004, which is subject to renewal on an annual basis. The Confidentiality and Non-Compete Agreement will remain in full force and effect with the addition of this paragraph 13:

13. Term.

This Agreement commences on February I, 2004, subject to the terms and conditions of this Agreement and continues in full force and effect for one (1) year and will expire on January 31, 2005 (“Initial Term”). Mannatech has the option to renew this Agreement for a further one (1) year term on the same terms and conditions, such option to be exercisable by notice in writing by Mannatech given not less than one (1) month prior to the expiration of the Initial Term.

Please execute and return an original of this letter promptly. You should add your copy to your existing agreement.

Very truly yours.

/s/ Sam Caster

Sam Caster

Chairman and CEO

Mannatech, Inc.

ACCEPTED AND AGREED

/s/ H.Reginald McDaniel

H. Reginald McDaniel